UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

November 29, 2022

Date of report (date of earliest event reported)

EKIMAS Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D565
Las Vegas, NV 89103
(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On November 28, 2022, EKIMAS Corporation (the “Company”) issued (i) to David Volpe a warrant to purchase 500,000 shares of the Company’s Common Stock and (ii) to Bennett J. Yankowitz a warrant to purchase 250,000 shares of the Company’s Common Stock (the “Warrants”).

The Warrants have a term expiring on December 31, 2027, are fully vested on the date of issuance, and have an exercise price equal of $1.00 per share, subject to adjustment for stock splits, stock dividends, certain changes in control and subsequent sales of the Company’s securities at a price per share lower than the exercise price of the Warrants, as described in Section 9 of the Warrants. Copies of the Warrants are attached as Exhibits to this Current Report.

Mr. Volpe’s Warrants were issued as compensation for consulting services provided to the Company. Mr. Yankowitz’s Warrants were issued as compensation for his acting as the sole director and the chief executive officer of the Company. Mr. Yankowitz receives no other compensation from the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Warrant to Purchase Common Stock, dated November 28, 2022, issued to David Volpe
10.2	Warrant to Purchase Common Stock, dated November 28, 2022, issued to Bennett J. Yankowitz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2022	EKIMAS Corporation

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Executive Officer